UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2005

COVALENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21145	56-1668867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100,

Wayne, PA 19087

(Address of principal executive offices) (Zip Code)

(610) 975-9533

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 1, 2005, Covalent Group, Inc., a Delaware corporation (the “Company”), granted options (the “Options”) to: (i) Mr. Kenneth M. Borow, MD, the Company’s President, Chief Executive Officer and director, (ii) Alison O’Neill, the Company’s Senior Vice President, Clinical Operations, and (iii) Lawrence R. Hoffman, the Company’s Executive Vice President, Chief Financial Officer, General Counsel and Secretary, pursuant to the form of an option agreement attached hereto as Exhibit 10.1.

Mr. Borow received options to purchase 500,000 shares of the Company’s common stock, of which options to purchase (i) 100,000 shares vest on July 1, 2006 and accelerate upon the appointment of a new chief executive officer, (ii) 150,000 shares vest on July 1, 2007 and accelerate upon the consummation of an acquisition by the Company, and (iii) 250,000 shares vest on July 1, 2008 and accelerate if Mr. Borow is terminated within 24 months after a change in control of the Company or a good reason termination, as defined in Mr. Borow’s employment agreement.

Ms. O’Neill and Mr. Hoffman received options to purchase 75,000 shares and 100,000 shares of the Company’s common stock, respectively. Ms. O’Neill’s and Mr. Hoffman’s options vest in three equal installments beginning on July 1, 2006.

The Options were granted at the exercise price of $2.25 per share, and the Options expire on July 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Form of Option Agreement under 2002 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2005

COVALENT GROUP, INC.

By:	/s/ Lawrence R. Hoffman
Name:	Lawrence R. Hoffman
Title:	Executive Vice President, Chief Financial
Officer, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Option Agreement under 2002 Equity Incentive Plan.